UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2018

PGT Innovations, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37971	20-0634715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Technology Drive North Venice, Florida	34275
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (941) 480-1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 16, 2018, PGT Innovations, Inc. (the "Company") executed a Second Amendment (the "Second Amendment") to the Credit Agreement (the "Credit Agreement"), dated as of February 16, 2016, by and among the Company, the lending institutions identified in the Credit Agreement, and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent.

The Second Amendment, among other things, decreases the applicable interest rate margins for the Initial Term Loans (as defined in the Credit Agreement) from (i) 3.75% to 2.50%, in the case of the Base Rate Loans (as defined in the Credit Agreement), and (ii) 4.75% to 3.50%, in the case of the Eurodollar Loans (as defined in the Credit Agreement), and replaces Deutsche Bank AG New York Branch, as Administrative Agent, Collateral Agent, Swing Line Lender and an LC Issuer, with SunTrust Bank.

The foregoing description of the Second Amendment is qualified in its entirety by the full text of the Second Amendment filed herewith as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1
Second Amendment to the Credit Agreement, dated as of February 16, 2016, among the Company, the lending institutions from time to time party thereto, and Deutsche Bank AG New York Branch, as Letter of Credit Issuer, Swing Line Lender, Administrative Agent and Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2018	PGT Innovations, Inc.

	By:	/s/ Brad West
Name: Brad West
Title: CFO